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                                                                  EXHIBIT 10.26


                              EMPLOYMENT AGREEMENT

                  This Employment Agreement (the "Agreement") is made and entered into as of February 1, 1997 by and between James N. Smith ("Employee") and Wyle Electronics, a California corporation (the "Company").

                  The parties agree as follows:

         1.       Employment.
                  -----------

                  1.1 Title & Duties. The Company hereby employs Employee, and Employee hereby accepts employment, as Executive Vice President of the Company. Employee shall be given duties consistent with such offices and positions. There shall be no change in Employee's titles or duties without the mutual consent of the Company and Employee.

                  1.2 Place. Employee shall not be required to perform any duties as described in section 1.1 at any place other than in the County of Orange, State of California, except insofar as his duties shall require reasonable business trips and/or visits to suppliers or customers or Company facilities.

         2.       Extent of Services; Noncompetition.
                  -----------------------------------

                  2.1 General. It is recognized that the services to be rendered by Employee are of such a nature as to be peculiarly rendered by Employee, encompass the individual ability of Employee and cannot be measured exclusively in terms of hours or services rendered in any particular period. Employee agrees to devote his full time and best efforts to the performance of his duties and exclusively to advance the interests of the Company.

                  2.2 Vacation. Employee shall be entitled to such vacations and other absences from work as shall be reasonably consistent with the performance of his duties as provided in this Agreement.

                  2.3      Noncompetition.
                           ---------------

                           (a) Employee agrees that during the term of this Agreement (as defined in Section 3 below) he will neither directly nor indirectly engage in a business competing with any of the businesses conducted by the Company or any of its subsidiaries or affiliates, nor without the prior written consent of the Board of Directors of the Company directly or indirectly have any interest in, own, manage, operate, control, be connected with as a stockholder, joint venturer, officer, employee, partner or consultant, or otherwise engage, invest or participate in any business which is competitive with any of the businesses conducted by the






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         Company or by any subsidiary or affiliate of the Company; provided, however, that nothing contained in this section 2.3 shall prevent Employee from investing or trading in stocks, bonds, commodities, securities, real estate or other forms of investment for his own account and benefit (directly or indirectly), so long as such investment activities do not significantly interfere with Employee's services to be rendered hereunder and are consistent with the conflict of interest provisions contained in the Company's Business Ethics Policy as it exists from time-to-time.

                           (b) Employee agrees that should his or her employment by the Company terminate for any reason, Employee (and any corporation or entity of which he or she is then a director, officer, employee, or greater than 5% shareholder) shall not for a period of one year after such termination:

                                    (1) solicit for employment and then employ
                  any employee of the Company or any of its affiliates or subsidiaries or any person who is an independent contractor involved in sales or manufacture of products sold or manufactured by the Company or any of its affiliates or subsidiaries; or

                                    (2) make any public statement concerning the
                  Company, any of its affiliates or subsidiaries, or Employee's employment by the Company unless such statement is previously approved by the Board of Directors of the Company, except as may be required by law; or

                                    (3) induce, attempt to induce or knowingly
                  encourage any Customer of the Company or any of its affiliates or subsidiaries to divert any business or income from the Company or any of its affiliates or subsidiaries or to stop or alter the manner in which they are then doing business with the Company or any of its affiliates or subsidiaries. "Customer" shall mean any individual or business firm that was or is a customer or client of, or one that was or is a party in a selling agreement with, or whose business was actively solicited by, the Company or any of its affiliates or subsidiaries at any time, regardless of whether such customer was generated, in whole or in part, by Employee's efforts.

         3. Term. The term of this Agreement (the "Term") shall commence on the date hereof and shall end on the later of (a) the third (3rd) anniversary of the date of this Agreement, or (b) three (3) years following the effective date on which notice of non-renewal or termination of this Agreement is given to the other by either the Employee or the Company. Thus, this






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Agreement shall be renewed automatically on a daily basis so that the outstanding Term is always three (3) years following the effective date of any notice of non-renewal or notice of termination given by the Company or the Employee pursuant to Section 6.1.

         4.       Compensation.
                  -------------

                  4.1 Cash Compensation. The Company shall compensate Employee for services rendered under this Agreement in an amount of not less than Employee's "Cash Compensation", as defined below, per year, as determined from time to time by the Board of Directors. Employee shall be considered in the Company's annual review of executive compensation and he shall be a participant in the Company's executive bonus plans as may be in effect from time-to-time. All cash compensation paid to Employee under this Agreement shall be considered for purposes of meeting the requirement described in this paragraph, whether in the form of annual compensation or in the form of bonuses.

                  "Cash Compensation" shall mean base salary $265,000.00 plus
(i) if the applicable target(s) relating to Employee's target bonus is achieved for any year, an amount equal to one-half (1/2) of Employee's target bonus for that year, or (ii) if the applicable target(s) relating to Employee's target bonus is not achieved for that year, an amount equal to the lesser of Employee's actual bonus for that year or one-half (1/2) of Employee's target bonus for that year. Base Salary shall be determined in the discretion of the Board of Directors.

                  4.2 Employee Benefits. Employee shall be entitled to receive fringe benefits consistent with Employee's duties and position, which benefits shall (except as specified below) be no less than those to which he is entitled as of the date hereof, including but not limited to all plans of life, accident and health, salary continuation and other insurance which is or becomes generally available to other employees, officers or executives of the Company and participation in the Company's Retirement Plan. Employee shall be provided with the full time use of an automobile consistent with the Company's corporate policy on automobiles as in effect from time to time. The Company reserves the right to modify, suspend or discontinue any and all of its fringe benefits referred to in this Section 4.2 at any time without recourse by Employee so long as such action is taken generally with respect to other similarly situated peer executives and does not single out Employee.

                  4.3 Expenses. Employee shall be reimbursed for all expenses reasonably incurred in the furtherance of the business of the Company. Employee shall keep complete and accurate records of all expenditures such that Employee may fully account to the Board of Directors, if requested, or as may then be required by the Internal Revenue Service.







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         5.       Confidential Information.
                  -------------------------

                  5.1 General. Employee acknowledges that during his employment by, and as a result of his relationship with, the Company he will obtain knowledge of and gain access to information regarding the Company's business, operations, products, proposed products, production methods, processes, customer lists, advertising, marketing and promotional plans and materials, price lists, pricing policies, financial information and other trade secrets, confidential information and material proprietary to the Company or designated as being confidential by the Company which is not generally known to non-Company personnel, including information and material originated, discovered or developed in whole or in part by Employee (collectively referred to herein as "Confidential Information"). Employee agrees that during the term of this Agreement and, to the fullest extent permitted by law, thereafter, he will, in a fiduciary capacity for the benefit of the Company, hold all Confidential Information strictly in confidence and will not directly or indirectly reveal, report, disclose, publish or transfer any of such Confidential Information to any person, firm or other entity, or utilize any of the Confidential Information for any purpose, except in furtherance of his employment under this Agreement.

                  5.2 Return of Materials. Employee agrees that upon the expiration or earlier termination of this Agreement, he will immediately surrender and return to the Company all lists, books, records and other Confidential Information of the Company, or obtained in connection with the Company's business, it being expressly acknowledged by Employee that all such items are the exclusive property of the Company, and all other property belonging to the Company then in the possession of Employee, and Employee shall not make or retain any copies thereof.

         6. Termination Prior to Expiration of Term. Employee's employment, and his rights under this Agreement, may be termi-nated prior to the expiration of the Term of this Agreement (as provided in section 3 hereof) only as provided in this section 6.

                  6.1      Discharge or Resignation.
                           -------------------------

                           (a) Employee may be discharged prior to the expiration of the term of this Agreement (1) for "Just Cause"; or (2) upon 60 days written notice, even if "Just Cause" does not exist.

                           (b) For a discharge which occurs prior to a "Change in Control," as defined herein, "Just Cause" shall mean that the Company, acting in good faith based upon the information then known to the Company, determines that Employee has: (1) committed a material breach of his duties and responsibilities to the Company (other than as a result






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         of incapacity due to the Employee's disability); or (2) been convicted of a crime involving moral turpitude; or (3) refused to perform his required duties and responsibilities or performed them incompetently; or (4) violated any fiduciary duty owed to the Company; or (5) taken actions which are injurious to the Company and which involve moral turpitude or actual malice towards the Company. For a discharge which occurs coincident with or after a "Change in Control," "Just Cause" means (x) Employee's conviction of a crime involving moral turpitude; or (y) actions of Employee which are injurious to the Company and involve moral turpitude or actual malice toward the Company.

                           (c) Employee may resign prior to the term of this Agreement (1) for "Good Reason"; or (2) upon 60 days written notice, even if "Good Reason" does not exist. Regardless of whether a resignation occurs prior to, coincident with or after a "Change in Control," "Good Reason" shall mean the material failure by the Company to fulfill its obligations under this Agreement, to the extent not remedied in a reasonable period of time after receipt of written notice by the Employee specifying the material failure by the Company. Any reduction or attempted reduction of compensation or benefits below that required by Section 4 is deemed material. For a resignation which occurs coincident with or following a Change in Control, "Good Reason" shall also mean the failure by the Company or its successors to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if a succession had not occurred.

                           (d) (1) If Employee is discharged for "Just Cause" or
                  resigns without "Good Reason," the Company shall not be obligated to pay the Employee any sums of money other than all compensation and benefits due employee as of the date of discharge or resignation and the bonus (if any) for the period of his employment prior to the discharge or resignation.

                                    (2) If employee is discharged without "Just
                  Cause" or resigns for "Good Reason," Employee shall be entitled to the following:

                                            (i) all compensation and benefits
                           due Employee as of the date of discharge or resignation and the bonus for the period of employment prior to the discharge or resignation; plus

                                            (ii) A lump sum payment equal to the
                           present value of the compensation which would be received by Employee (using the greater of (A) the






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                           Employee's highest annual amount of compensation
                           during any of the preceding three years regardless of whether this Agreement was in force during such year, or (B) the Employee's base salary and full target bonus for the year in which the Employee's resignation or discharge occurs) for the remaining Term of this Agreement. The present value shall be determined by using the applicable federal mid-term rate, compounded monthly, as determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), or its successor, as of the date of discharge or resignation. The entire lump-sum amount shall be paid within 30 days of the effective date of resignation or discharge. Employee shall have no duty to mitigate or attempt to mitigate his damages.

                           (e) (1) Notwithstanding anything to the contrary in
                  this Agreement, payments to the Employee which constitute "parachute payments," as defined in Section 280G of the Code, shall be limited, if necessary, so that the maximum amount of such payments to the Employee shall be one dollar ($1.00) less than the amount which would cause the payments to the Employee (including payments to the Employee which are not included in this Agreement) to be subject to the excise tax imposed by
                  Section 4999 of the Code.

                                    (2) Any determination that payments to the
                  Employee must be limited and the assumptions to be utilized in arriving at such determination, shall be made by Arthur Andersen and Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the time such calculation is requested by the Company or the Employee. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Employee shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. If the Accounting Firm determines that payments to the Employee shall be limited, it shall furnish the Employee with written opinion that failure to limit the payments would result in the imposition of a tax under Section 4999 of the Code. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm






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                  hereunder, it is possible that payments to the Employee which will not have been made by the Company should have been made ("Underpayment"). The Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee. In the event that any payment made to the Employee shall be determined by the Accounting Firm to result in the imposition of any tax under Section 4999 of the Code, the Employee shall promptly reimburse the Company for the amount of such excess together with interest on such amount (at the same rate as is applied to determine the present value of payments under Section 280G or any successor thereto), from the date the reimbursable payment was received by the Employee to the date the same is repaid to the Company. The parties hereto acknowledge and agree that the amount of any such reimbursement shall be deemed never paid to the Employee.

                  (f) For purposes of this Agreement; a "Change of Control" shall be deemed to have occurred if (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of
         1934) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, or securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board") cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period.

                  6.2 Disability. If the Company in good faith determines that the Employee has become ill or injured and such illness or injury will prevent Employee from performing the services required under this Agreement for a period of more than 12 consecutive months on substantially a full time basis, the Company may give Employee written notice that it intends to terminate the employment of Employee. Such termination of employment shall become effective 30 days after receipt of such notice by Employee, provided that, within 30 days after such receipt, Employee shall not have returned to full time performance of his duties. If Employee's employment is so terminated, Employee shall be entitled to receive his full compensation and benefits until the expiration of 12 months from the date on which he was first unable to substantially perform his duties hereunder.







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                  6.3 Death. The death of Employee shall result in automatic termination of this Agreement, and the Company shall not be obligated to pay the estate or personal representative of Employee any sums of money other than any and all compensation and benefits due Employee at the date of his death and bonus for the period of his employment prior to death.

         7.       Arbitration.
                  ------------

                  7.1 General. Any dispute, controversy or claim arising out of or relating to this Agreement, the breach hereof or the coverage or enforceability of this arbitration provision shall be settled by arbitration in Los Angeles County, California, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as such rules are in effect in Los Angeles on the date of delivery of demand for arbitration. The arbitration of any such issue, including the determination of the amount of any damages suffered by either party hereto by reason of the acts or omissions of the other, shall be to the exclusion of any court of law. Notwithstanding the foregoing, either party hereto may seek any provisional remedy in a court, including but not limited to an action for injunctive relief or attachment, without waiving the right to arbitration.

                  7.2 Procedure. There shall be three arbitrators, one to be chosen by each party at will within 10 days from the date of delivery of demand for arbitration and the third arbitrator to be selected by the two arbitrators so chosen. If the two arbitrators are unable to select a third arbitrator within 10 days after the last of the two arbitrators is chosen by the parties, the third arbitrator will be designated, on application by either party, by the American Arbitration Association. The decision of a majority of the arbitrators shall be final and binding on both parties and their respective heirs, executors, administrators, personal representatives, successors and assigns. The Company shall have the burden of proving Just Cause for any discharge of Employee under section 6.1 hereof; for a resignation which occurs prior to a Change in Control, the Employee shall have the burden of proving Good Reason, and for a resignation which occur after a Change in Control, the Company shall have the burden of proving that Good Reason did not exist. Judgment upon any award of the arbitrators may be entered in any court having jurisdiction, or application may be made to any such court for the judicial acceptance of the award and for an order of enforcement.

                  7.3 Costs and Expenses. The Company shall pay the fees of all arbitrators, witnesses and such other expenses as may be generated by the arbitration, except Employee's attorneys fees, unless a majority of the arbitrators concludes that such arbitration procedure was not instituted in good faith by Employee. In such event the arbitrators shall be empowered to






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allocate fees and assess costs and other expenses of the arbitration, except attorneys fees, as they may deem appropriate, bearing in mind the relative financial abilities of the parties and the respective merits of their positions.

         8. Non-Assignment. This Agreement shall not be assignable nor the duties hereunder delegable by Employee. None of the payments hereunder may be encumbered, transferred or in any way anticipated. The Company shall not assign this Agreement nor shall it transfer all or any substantial part of its assets without first obtaining in conjunction with such transfer the express assumption of the obligations hereof by the assignee or transferee.

         9. Remedies. Employee acknowledges that the services he is to render under this Agreement are of a unique and special nature, the loss of which cannot reasonably or adequately be compensated for in monetary damages, and that irreparable injury and damage will result to the Company in the event of any default or breach of this Agreement by Employee. Because of the unique nature of the Confidential Information, Employee further acknowledges and agrees that the Company will suffer irreparable harm if Employee fails to comply with his obligations in section 5 hereof and that monetary damages would be inadequate to compensate the Company for such breach. Accordingly, Employee agrees that the Company will, in addition to any other remedies available to it at law, in equity or, without limitation, otherwise, be entitled to injunctive relief and/or specific performance to enforce the terms, or prevent or remedy the violation, of any provisions of this Agreement. This provision shall not constitute a waiver by the Company of any rights to damages or other remedies which it may have pursuant to this Agreement or otherwise.

         10. Survival. The provisions of sections 5, 7 and 9 shall survive the expiration or earlier termination of this Agreement.

         11. Notices. Any notices or other communications relating to this Agreement shall be in writing and delivered personally or mailed by certified mail, return receipt requested, to the party concerned at the address set forth below:

         If to Company:              Wyle Electronics
                                     15370 Barranca Parkway
                                     Irvine, California 92618
                                     Attn: Senior Vice President

         If to Employee:             At his residence address as maintained
                                     by the Company in the regular course of
                                     its business for payroll purposes.






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Either party may change the address for the giving of notices at any time by notice given to the other party under the provisions of this section 11.

         12. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior written and oral and all contemporaneous oral agreements (including Employee's prior Employment Agreement with the Company dated January 1, 1995), understandings and negotiations with respect to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by both parties.

         13. Construction. This Agreement shall be governed under and construed in accordance with the laws of the State of California. The paragraph headings and captions contained herein are for reference purposes and convenience only and shall not in any way affect the meaning or interpretation of this Agreement. It is intended by the parties that this Agreement be interpreted in accordance with its fair and simple meaning, not for or against either party, and neither party shall be deemed to be the drafter of this Agreement.

         14. Severability. If any portion or provision of this Agreement is determined by arbitration or by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining portions or provisions hereof shall not be affected.

         15. Binding Effect. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the permitted successors, assigns, heirs, administrators, executors and personal representatives of the parties.





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                  IN WITNESS WHEREOF, the parties have executed this Agreement on the day and in the year first written above.

                                            WYLE ELECTRONICS

                                            By:      /s/ Ralph L. Ozorkiewicz
                                                     ---------------------------
                                                     Ralph L. Ozorkiewicz
                                            Its:     President



                                            EMPLOYEE

                                            /s/ James N. Smith
                                            ------------------------------------
                                                     James N. Smith



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